                                                                      EXHIBIT 21


SUBSIDIARIES OF WMF GROUP, LTD. AS OF AUGUST 4, 1997


WMF GROUP, LTD. (A DELAWARE CORPORATION)


         WASHINGTON MORTGAGE FINANCIAL GROUP, LTD. (A DELAWARE
         CORPORATION)


           WMF/HUNTOON, PAIGE ASSOCIATES LIMITED (A DELAWARE
           CORPORATION)


           WMF PROCTOR, LTD. (A MICHIGAN CORPORATION)


                 PROCTOR & ASSOCIATES OF WESTERN MICHIGAN, INC. (A MICHIGAN CORPORATION)




Note: An entity is a "subsidiary" of another entity if a majority interest is owned by the other entity.